EXHIBIT 24
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Greenville Federal Financial Corporation (the “Corporation”) hereby constitutes and appoints David M. Kepler or Susan J. Allread as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to (i) sign Post-effective Amendment No. 1 to Registration Statement on Form S-8 with respect to the registration of common shares of the Corporation pursuant to the Greenville Federal Financial Corporation Amended and Restated 2006 Equity Plan, to be file by the Corporation with the Securities and Exchange Commission, and to file the same, with all exhibits, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or substitutes full power and authority to do and perform each and every thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or substitutes may lawfully do or cause to be done by virtue hereof.
          This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.
          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 17th day of June, 2008.

Signature:	/s/ David T. Feltman David T. Feltman	Signature:	/s/ George S. Luce, Jr. George S. Luce, Jr.

Signature:	/s/ Richard J. O’Brien	Signature:	/s/ Eunice F. Steinbrecher

	Richard J. O’Brien		Eunice F. Steinbrecher

Signature:	/s/ James W. Ward	Signature:	/s/ David R. Wolverton

	James W. Ward		David R. Wolverton